SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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America Service Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
ABOUT THE MEETING
INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE INCENTIVE STOCK AND COMPENSATION COMMITTEE
INCENTIVE STOCK AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
STOCKHOLDER PROPOSAL FOR ELECTION OF DIRECTORS
ADDITIONAL INFORMATION
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

AMERICA SERVICE GROUP INC.

105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
America Service Group Inc.:

     The annual meeting of stockholders of America Service Group Inc. will be held at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, on Wednesday, June 12, 2002, at 10:00 a.m., local time, to consider and vote on:

1.	The election of directors for the ensuing year; and

2.	Such other matters as may properly come before the meeting or any adjournments thereof.

     The close of business on April 24, 2002 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be maintained during the ten-day period preceding the meeting at our offices, located in Brentwood, Tennessee. Your attention is directed to the proxy statement accompanying this notice.

     You are cordially invited to attend the annual meeting in person. Even if you plan to attend in person, you are requested to sign, date and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use.

By Order of the Board of Directors,

/s/ Jean L. Byassee JEAN L. BYASSEE Secretary

Brentwood, Tennessee
April 30, 2002

AMERICA SERVICE GROUP INC.

105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2002

     This proxy statement is furnished to the holders of shares of the $.01 par value per share common stock of America Service Group Inc. in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders to be held at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, on Wednesday, June 12, 2002, at 10:00 a.m. local time, and at any adjournments thereof. It is anticipated that this proxy statement and accompanying form of proxy will be first sent to stockholders on or about May 8, 2002.

     We will bear the cost of this solicitation. In addition to solicitation by mail, some of our officers and employees may solicit proxies in person, by telephone or otherwise. Our officers and employees will not be paid any additional compensation for their solicitation efforts. We may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at our expense.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

     You are receiving a proxy statement and proxy card because you own shares of common stock in America Service Group. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Mr. Michael Catalano and Ms. Jean Byassee as your representatives at the meeting. Mr. Catalano and Ms. Byassee will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Catalano and Ms. Byassee will vote your shares, under your proxy, as recommended by the Board of Directors. If no recommendation is given, the proxies will vote your shares in accordance with their own discretion.

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will elect directors to serve on our Board of Directors until the annual meeting next year. Stockholders will also act on any other matters that properly come before the meeting. We do not expect that any other matters will come before the meeting. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 24, 2002, are entitled to receive notice of the annual meeting and to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. At the close of business on the record date, 5,449,612 shares of our common stock were outstanding and entitled to vote at the meeting.

Who may attend the meeting?

     All stockholders as of the record date may attend the meeting. Registration and seating will begin at 10:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Parking is available at our offices.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How do I vote?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “For” the nine named nominees for the Board of Directors.

     You may vote in person at the meeting. Written ballots will be given to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you will need to obtain a proxy from the broker or bank that holds your shares in order to vote at the meeting.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy card, you can change your vote at any time before the proxy is exercised by filing with the Secretary a notice of revocation, submitting a duly executed proxy bearing a later date or voting in person at the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.

Will my shares be voted if I do not sign and return my proxy card?

     If your shares are held in street name and you do not sign and return your proxy card, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of our Board of Directors. If you do not vote your proxy, your brokerage firm may either vote your shares on this matter, or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and for purposes of determining the number of votes required for approval of a matter.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct the meeting. Proxies received but withholding authority to vote for the nine named nominees to the Board will be included in the calculation of the number of shares considered to be present at the meeting.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote “For” the election of the nine named nominees for the Board of Directors.

     With respect to any other matter that properly comes before the meeting, the proxies will vote your shares as recommended by the Board of Directors. If no recommendation is given, the proxies will vote your shares in their own discretion.

What vote is required?

     The nine persons receiving the greatest number of affirmative votes will be elected as directors. This number is called a “plurality.” Consequently, a vote withheld from a nominee has the same effect as a vote against the nominee.

     For any other business that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the item will be required for approval.

INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Nominees

     The following table sets forth certain information with respect to each nominee for election to the Board of Directors at the 2002 annual meeting. The Board to be elected at the 2002 annual meeting consists of nine members. The 2001 Board consisted of eight members and one vacancy. Each current director has been nominated for reelection and Mr. William Stapleton has been nominated for election.

	Principal Occupation or Employment
Name and Age	(by ASG unless otherwise indicated)	Director Since

Michael Catalano, 50	Chairman of the Board of Directors since July 2000; President and Chief Executive Officer since September 1998; Executive Vice President of Development, General Counsel and Secretary from July 1996 to September 1998.	1998

William D. Eberle, 78	Chairman of the Executive Committee of the Board of Directors since September 1998; Chairman of the Board of Directors from March 1995 to August 1998; Chairman, Manchester Associates, Ltd., an international consulting company, since 1995; of counsel to Kaye Scholer, Fierman, Hays & Handler, a law firm, since 1993; a director and member of the Compensation Committee of Ampco-Pittsburgh Corporation and a director of Konover Property Trust.	1991

Burton C. Einspruch, M.D., 66	Practicing physician since 1966; Clinical Professor of Psychiatry at Southwestern Medical Center since 1997; director of Dallas National Bank since 1996; member of the editorial committee of Texas Medicine since 1992; Chairman, Holocaust Studies Advisory Committee at the University of Texas at Dallas, since 1993; Fellow of the American College of Psychiatrists.	2000

David A. Freeman, 40	Member of Ferrer Freeman & Company, LLC, which is the General Partner of FFC Partners I, L.P. and FFC Executive Partners I, L.P., each of which is a private investment partnership, since October 1995; member of FFC GP II, LLC, which is the General Partner of FFC Partners II, L.P., a private investment partnership, since October 1999; Member of FFC Executive GP II, a private investment partnership, since October 2001; a director and member of the Compensation Committee of National Surgical Hospitals, Inc., Webmedx, Inc. and VistaCare, Inc.; a director of Provider Health Net Services, Inc. since June 2002.	1999

Carol R. Goldberg, 71	President, the AVCAR Group, Ltd., a management consulting firm, since 1989; a director and member of the Compensation Committee of The Gillette Company, Inverness Medical Technology, Inc. and Konover Property Trust.	1991

Jeffrey L. McWaters, 45	Chairman and Chief Executive Officer of Amerigroup Corporation, a managed health care company, since October 1994; President and Chief Executive Officer of Options Mental Health, a national managed behavioral health care company, from 1991 to 1994.		1999

Richard M. Mastaler, 56	Chairman and Chief Executive Officer of Managed Health Ventures, Inc., a healthcare consulting and investment company, since September 2001; Chairman and Chief Executive Officer of CCN Managed Care, Inc., a managed health care company, from August 1997 through September 2001; Executive Vice President—Mergers and Acquisitions and Product Development of Magellan Health Services, Inc., a managed behavioral health care company, from September 1996 through August 1997.		1999

Richard D. Wright, 55	Vice Chairman of Operations since December 2001; partner of Health Projects, LLC, a healthcare consulting firm, since August 2001; Chairman of Silicon Medical, a business services provider with Internet-based commerce software serving the healthcare supply segment, from April 2001 through December 2001; Chairman, President and Chief Executive Officer of Covation LLC, a provider of software integration and data management services for health care providers and organizations, from December 1998 through March 2001; Co-Founder and Executive Vice President of PhyCor, Inc., a physician practice management company, from 1988 through 1998.		1999

William C. Stapleton, 37	Chief Financial Officer of CCN Managed Care, Inc., a managed healthcare company, from January 1999 through September 2001; Regional General Manager of Oxford Health Plans, Inc., a managed healthcare company, from April 1998 through January 1999; Regional Chief Financial Officer of Oxford Health Plans, Inc. from July 1997 through March 1998; Chief Financial Officer of Health Partners, Inc., a physician practice management company, from August 1993 through June 1997.	—

Executive Officers

     Our executive officers are Mr. Michael Catalano, the President and Chief Executive Officer, Mr. Richard Wright, the Vice Chairman of Operations, Mr. Gerard F. Boyle, the Executive Vice President and Chief Development Officer, Mr. Bruce A. Teal, Executive Vice President, and Mr. Michael W. Taylor, the Senior Vice President and Chief Financial Officer. Information regarding Mr. Catalano and Mr. Wright is set forth above. Certain information with respect to Messrs. Boyle, Teal and Taylor is set forth below.

     Mr. Gerard F. Boyle, age 47, has served as Executive Vice President and Chief Development Officer since October 2000. He was Executive Vice President and Chief Operating Officer from March 1998 through September 2000. Since March 1998, Mr. Boyle has also served as President and Chief Executive Officer of Prison Health Services, Inc., our wholly-owned subsidiary. Prior to joining us in March 1998, he was Vice President of Operations of EMSA Correctional Care, Inc., from September 1996 through February 1998.

     Mr. Bruce A. Teal, age 41, has served as Executive Vice President since September 2000. He was Executive Vice President and Chief Financial Officer from July 1999 through September 2000. He was Senior Vice President and Chief Financial Officer from February 1998 through June 1999 and Vice President, Controller and Treasurer from December 1996 through February 1998. Since September 2000, Mr. Teal has also served as Chief Operating Officer of Prison Health Services, Inc. our wholly-owned subsidiary. From October 1992 through November 1996, he served as Vice President of Financial Operations of Vendell Healthcare, Inc.

     Mr. Michael W. Taylor, age 36, has served as Senior Vice President and Chief Financial Officer since November 2001. Prior to joining us, Mr. Taylor was Vice President, Chief Financial Officer and Treasurer for Mid-State Automotive Distributors, Inc., a position he had occupied since January 1998. Prior to January 1998, Mr. Taylor served as Vice President of Finance for Mid-State.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of our common stock as of April 24, 2002 by each director, certain executive officers and all directors and executive officers as a group.

		Percentage of Total
Name	Number of Shares(1)	Outstanding

Michael Catalano	182,676	3.3%
William D. Eberle	51,577	*
Burton C. Einspruch, M.D.	22,500	*
David A. Freeman(2)	1,487,001	26.5%
Carol R. Goldberg	32,577	*
Jeffrey L. McWaters	25,500	*
Richard M. Mastaler	32,077	*
Richard D. Wright	29,644	*
Gerard F. Boyle	113,856	2.0%
Bruce A. Teal	98,856	1.8%
Michael W. Taylor	—	—

All directors and executive officers as a group	2,076,264

*	Less than 1%

(1)	Includes the following shares subject to options exercisable presently or within 60 days: Mr. Catalano, 163,561 shares; Mr. Eberle, 29,946 shares; Dr. Einspruch, 20,100 shares; Mr. Freeman, 29,250 shares; Ms. Goldberg, 29,946 shares; Mr. McWaters, 25,500 shares; Mr. Mastaler, 29,446 shares; Mr. Wright, 27,802 shares; Mr. Boyle, 105,961 shares; Mr. Teal, 90,961 shares; and all directors and executive officers as a group, 552,473 shares.
(2)	In addition to the shares of common stock Mr. Freeman is entitled to receive pursuant to the exercise of stock options, Mr. Freeman is deemed to beneficially own the shares of common stock owned by FFC Partners I, L.P. (“FFC Partners”) and FFC Executive Partners I, L.P. (“FFC Executive Partners”) and the shares of common stock that are issuable to FFC Partners and FFC Executive Partners upon the exercise of warrants to purchase 135,000 shares of common stock. See “Certain Transactions.”

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 24, 2002, by each person who was known by us to own beneficially more than 5% of our common stock as of such date, based on information furnished to us and filed with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned by such person.

	Shares
	Beneficially		% of Shares
Name and Address	Owned		Outstanding

A group comprised of FFC Partners I, L.P.
and FFC Executive Partners I, L.P.	1,487,001	(1)	26.5%
Artisan Partners Limited Partnership
c/o Artisan Investment Corporation
1000 North Water Street, #1770
Milwaukee, WI 53202	356,714	(2)	6.5%
A group comprised of Mark E. Brady,
Robert J. Suttman, II, Ronald L. Eubel,
William Hazel, Eubel Brady & Suttman
Asset Management, Inc. and Bernie Holtgreive
777 Washington Village Drive, Suite 210
Dayton, Ohio 45459	453,105	(3)	8.3%
A group comprised of Knott Partners, L.P.
and David M. Knott
485 Underhill Boulevard
Suite 205
Syosset, New York 11791(4)	441,000	(5)	8.1%
Michael W. Cook Asset Management, Inc.
d/b/a Cook Mayer Taylor
5170 Sanderlin Avenue
Suite 200
Memphis, Tennessee 38117	288,775	(6)	5.3%

(1)	Includes shares of common stock issuable upon exercise of warrants, which FFC Partners and FFC Executive Partners are deemed to beneficially own, and 29,250 shares subject to options exercisable by David A. Freeman which FFC Partners and FFC Executive Partners are deemed to beneficially own. The warrants entitle FFC Partners and FFC Executive Partners to purchase 135,000 shares of common stock.
(2)	Based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2002. According to such amendment, Artisan Partners Limited Partnership and its general partner Artisan Investment Corporation, share the power to vote or to direct the vote and to dispose of or to direct the disposition of the shares of common stock listed above.
(3)	Based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 14, 2002, Mark E. Brady and Robert J. Suttman, II beneficially own 453,105 shares of common stock, Ronald L. Eubel beneficially owns 453,505 shares of common stock, and William Hazel, Eubel Brady & Suttman Asset Management, Inc. and Bernie Holtgreive beneficially own 429,105 shares of common stock.
(4)	Based on Amendment No. 1 to a Schedule 13G filed with the SEC on November 16, 2001.
(5)	David M. Knott and Knott Partners, L.P. share the power to vote or to direct the vote and to dispose of or to direct the disposition of a portion of the shares of common stock listed above.
(6)	Based on a Schedule 13G filed with the SEC on August 8, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer (the “named executive officers”) for each of the years 1999 through 2001. We have no executive officers other than the individuals named below.

		Annual Compensation		Long-Term Compensation

				Stock
Name and Principal Position	Year	Salary	Bonus	Options (#)

Michael Catalano	2001	$432,999	$—	4,282
Chairman of the Board,	2000	322,156	—	30,769
President and Chief	1999	270,192	163,495	37,347
Executive Officer

Richard D. Wright (1)	2001	$9,803	$—	106,000
Vice Chairman of Operations

Gerard F. Boyle	2001	$252,271	$—	4,282
Executive Vice	2000	240,812	—	5,769
President and Chief	1999	233,538	137,523	29,454
Development Officer

Bruce A. Teal	2001	$245,724	$—	4,282
Executive Vice	2000	205,823	—	20,769
President	1999	182,500	129,311	39,454

Michael W. Taylor (2)	2001	$32,339	$—	50,000
Senior Vice President
and Chief Financial
Officer

(1)	Mr. Wright joined us as Vice Chairman of Operations in December 2001.
(2)	Mr. Taylor joined us as Senior Vice President and Chief Financial Officer in November 2001.

Stock Option Grants and Values in 2001

     The following table sets forth certain information with respect to stock options granted to the named executive officers during 2001 and the potential realizable value of such options.

					Potential
					Realizable
					Value at Assumed
	Number of				Annual Rates of
	Securities	% of Total			Stock Price
	Underlying	Options/SARs	Average		Appreciation for
	Options/	Granted to	Exercise		Option Term
	SARs Granted	Employees in	Base Price	Expiration
Name	#	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Michael Catalano	4,282	1.9%	$23.35	June 6, 2011	62,880	159,346
Richard D. Wright	106,000	46.9%	$7.28	December 5, 2011	485,444	1,230,210
Gerald F. Boyle	4,282	1.9%	$23.35	June 6, 2011	62,880	159,346
Bruce A. Teal	4,282	1.9%	$23.35	June 6, 2011	62,880	159,346
Michael W. Taylor	50,000	22.1%	$3.17	November 1, 2011	99,648	252,528

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

     No opinions were exercised by the named executive officers in 2001. The following table sets forth certain information with respect to the value of options owned by the named executive officers at December 31, 2001.

Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	in-the-Money Options
			at FY-End (#)	at FY-End ($)(1)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Michael Catalano	—	—	151,889/42,509	$159,926/$0
Richard D. Wright	—	—	27,802/109,803	$0/$516,000
Gerard F. Boyle	—	—	102,610/21,895	$184,105/$0
Bruce A. Teal	—	—	79,209/35,296	$95,017/$0
Michael W. Taylor	—	—	0/50,000	$0/$414,550

(1)	Based on the closing price of the common stock on the Nasdaq National Market System on April 24, 2002 of $11.46 per share.

Employment Agreements

     On September 1, 1998, we entered into an amended and restated employment agreement with Michael Catalano pursuant to which Mr. Catalano would serve as President and Chief Executive Officer. Mr. Catalano’s employment agreement establishes a minimum annual base salary of $190,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Pursuant to his employment agreement, on July 12, 1996, we awarded Mr. Catalano options to purchase 60,000 shares of common stock at an exercise price of $13.125 per share under our Amended Incentive Stock Plan. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and are exercisable for a period of ten years from the date of the grant. Upon termination without cause or a change of control, all unexercised stock options granted to Mr. Catalano under our Amended Incentive Stock Plan will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Catalano, or his estate, is entitled to two-year’s compensation plus an amount equal to the incentive compensation that Mr. Catalano would have earned in the year of termination, not to be less than 45% of Mr. Catalano’s annual base salary on the date of termination. Mr. Catalano is subject to non-competition and confidentiality agreements following termination. Mr. Catalano’s employment agreement provides for perpetual employment until terminated by appropriate written notice by either party and requires that the Board of Directors shall take all necessary actions to ensure that Mr. Catalano is slated as a management nominee to the Board during his employment.

     On February 12, 1998, we entered into an employment agreement with Gerard F. Boyle pursuant to which he was appointed Executive Vice President and Chief Operating Officer. Mr. Boyle’s employment agreement establishes a minimum annual salary of $180,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Boyle’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control, all unexercised stock options granted to Mr. Boyle under our Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of a termination without cause, including termination following a change in control, Mr. Boyle’s options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Boyle is subject to non-competition and confidentiality agreements following termination. In October 2000, Mr. Boyle became Chief Development Officer. His employment agreement was not amended in connection with his assumption of such office.

     On February 20, 1998, we entered into an employment agreement with Bruce Teal pursuant to which he was appointed Senior Vice President and Chief Financial Officer. Mr. Teal had been serving as Vice President, Controller and Treasurer since December 1996; however, we had not entered into an employment agreement with Mr. Teal for his service in that capacity. Mr. Teal’s employment agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Teal’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control, all unexercised stock options granted to Mr. Teal under our Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of a termination without cause, including termination following a change in control, Mr. Teal’s options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Teal is subject to non-competition and confidentiality agreements following termination. In October 2000, Mr. Teal became Chief Operating Officer. His employment agreement was not amended in connection with his assumption of such office.

     On October 1, 2001, we entered into an employment agreement with Michael Taylor pursuant to which he was appointed Senior Vice President and Chief Financial Officer. Mr. Taylor’s employment agreement establishes a minimum annual salary of $200,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Taylor’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. In the event of a termination without cause, including termination following a change in control, Mr. Taylor’s annual base salary as of the date of his termination shall be continued for one year following such termination date. If there is a change of control, all unexercised stock options issued to Mr. Taylor under our Amended Incentive Stock Plan shall accelerate and immediately vest. Mr. Taylor is subject to non-competition and confidentiality agreements following termination.

Compensation of Directors

     During 2001, we granted each non-employee director options to purchase 6,000 shares of common stock at an exercise price of $23.35 per share for serving on the Board and its committees. Such options vested by December 31, 2001. Directors who are also our employees receive no additional compensation for attending Board or committee meetings. Under the terms of our Amended Incentive Stock Plan, any person who is not an employee or independent contractor that works for us and who becomes a director will receive an option to purchase 15,000 shares of the common stock at an exercise price equal to the fair market value of the common stock on the date such person becomes a director. Options granted to non-employee directors will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant. During 2001, we paid each non-employee director $12,000 for serving on the Board and its committees.

CERTAIN TRANSACTIONS

     David A. Freeman, one of our directors, is a member of Ferrer Freeman & Company, LLC (“FFC”). On January 26, 1999, we entered into a Securities Purchase Agreement and certain other agreements with Health Care Capital Partners, L.P. (now known as FFC Partners) and Health Care Executive Partners, L.P. (now known as FFC Executive Partners), private investment partnerships whose general partner is FFC, pursuant to which we issued to such entities (i) $15.0 million aggregate principal amount of our 12% Subordinated Convertible Bridge Notes due January 26, 2000 (the “Notes”) with two detachable Warrants (the “Warrants”) to purchase an aggregate of 135,000 shares of common stock and (ii) 50,000 shares of preferred stock for aggregate consideration of $20.0 million. Pursuant to the Securities Purchase Agreement, we paid FFC an advisory fee of $1,000,000 in connection with our acquisition of EMSA Governmental Services, Inc. during 1999. On July 2, 1999, we redeemed $7.5 million aggregate principal amount of the Notes. On August 30, 1999, we converted the remaining Notes outstanding into 75,000 shares of preferred stock. On February 5, 2001, we converted all shares of preferred stock outstanding into an aggregate of 1,322,751 shares of common stock. FFC Partners and FFC Executive Partners currently own 1,322,751 shares of the common stock and the Warrants. Mr. Freeman is deemed to beneficially own the 1,322,751 shares of common stock and Warrants currently owned by FFC Partners and FFC Executive Partners.

     On January 26, 1999, the Board of Directors appointed Mr. Freeman to the Board, pursuant to a provision of the Securities Purchase Agreement that obligated us to appoint a designee of FFC Partners and FFC Executive Partners to the Board on the date of the closing of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we increased the number of members of the Board of Directors to nine and nominated designees of FFC Partners and FFC Executive Partners to three of the nine directorships. FFC Partners and FFC Executive Partners designated Mr. Freeman, Richard D. Wright and Jeffrey L. McWaters as its nominees. Messrs. Freeman, Wright and McWaters were elected to the Board of Directors by our stockholders at our 1999 annual meeting. FFC has indicated that it desires to substitute Mr. Stapleton for Mr. Wright as one of its nominees for election to the Board of Directors. Accordingly, the Board has nominated Mr. Stapleton for election to the Board at the 2002 annual meeting. FFC has a 15% ownership interest in Amerigroup Corporation of which Mr. McWaters is Chairman, President and Chief Executive Officer.

     Our 1999 Incentive Stock Plan includes a share purchase program pursuant to which our Incentive Stock and Compensation Committee may offer a key employee or non-employee director the right to purchase shares of common stock at fair market value on the date of purchase. The 1999 Incentive Stock Plan also permits the Incentive Stock and Compensation Committee to grant options to purchase shares of common stock to persons who are permitted to purchase shares of common stock. The Incentive Stock and Compensation Committee may grant options to purchase not less than two times the number of shares of common stock purchased and not more than three times the number of shares purchased. The exercise price for options awarded to participants in the share purchase program may not be less than the greater of the fair market value of a share of common stock on the date the option is granted and $9.45. The options awarded to participants in the share purchase program are subject to vesting requirements and to forfeiture under the circumstances described in the 1999 Incentive Stock Plan.

     The Incentive Stock and Compensation Committee may cause us to extend a loan to a key employee or non-employee director pursuant to the 1999 Incentive Stock Plan to permit the key employee or non-employee director to purchase shares of common stock under the 1999 Incentive Stock Plan. Any such loan must have a principal amount that is no less than $7,500 and no more than $150,000 for key employees and $37,500 for outside directors. The term of any such loan shall be fixed and shall be set by the Incentive Stock and Compensation Committee acting in its absolute discretion. The loans bear interest at a published rate specified in the 1999 Incentive Stock Plan. No share of common stock purchased with the proceeds of a loan extended pursuant to the 1999 Incentive Stock Plan may be transferred by the key employee or the non-employee director until the principal amount of and any accrued interest on such loan is repaid in full; provided, however, that such shares may be sold to repay the loan, as determined by the Incentive Stock and Compensation Committee acting in its discretion. The aggregate principal amount of all loans outstanding under the 1999 Incentive Stock Plan to key employees and non- employee directors on any date shall not exceed $1,300,000. Upon the termination of the key employee’s employment for any reason or upon the termination of director’s service as such for any reason, such loan shall become due and payable in full within six months following the date of his or her termination.

     During 1999, Michael Catalano, Gerard F. Boyle and Bruce A. Teal purchased shares of common stock from us with loans extended by us pursuant to the 1999 Incentive Stock Plan. The loans bear interest at 5.8% per annum, have a five-year term and are secured by the shares of common stock purchased with the proceeds of the loan. The maximum principal amount of the loans outstanding during 2001 was as follows: Michael Catalano—$149,995.50; Gerard F. Boyle—$112,503.75; and Bruce A. Teal—$112,503.75.

REPORT OF THE INCENTIVE STOCK AND COMPENSATION COMMITTEE

     The Incentive Stock and Compensation Committee (the “Committee”) of the Board of Directors consists of three non-employee members of the Board of Directors. Ms. Carol R. Goldberg serves as Chair of the Committee. The other members are Mr. Richard M. Mastaler and Mr. Jeffrey L. McWaters.

Executive Compensation Policies

     Generally, our executive compensation program is designed to be competitive with that offered by other companies against which we compete for executive resources. The Committee retains independent consultants from time to time to assist in its assessment of our executive compensation. We also attempt to link a significant portion of executive compensation to the achievement of our short and long-term financial and strategic objectives and to the performance of the common stock. Our executive compensation program consists of three primary elements: base salary; annual incentive bonuses; and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. Base salary is reviewed at least annually and adjusted based on changes in competitive pay levels, the executive’s performance as measured against individual, business group, and company-wide goals, as well as changes in the executive’s role. As part of its review, the Committee considers compensation data for companies that represent direct competitors for executive talent. The data, which is developed by our independent compensation consultants, includes information from health care companies within our peer group used in the stock-price performance graph included in this proxy statement and other health care companies, including some for which public information is not available. The Committee awards incentive bonuses to the named executive officers based on the achievement of certain targets and objectives that are set at the beginning of each year. We do not make annual stock option or other stock benefit grants to all executives. Rather, the Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive’s existing stock option position.

Executive Officer Compensation

     We entered into an employment agreement with each of the named executive officers, except Richard Wright. Although we have not entered into an employment agreement with Mr. Wright, the Board of Directors approved his compensation arrangements. The base compensation, incentive bonus and stock option arrangements included in the employment agreements were determined by arm’s-length negotiations between the Committee and other members of the Board of Directors and such individuals. The Committee believes that the specific base compensation, incentive bonus and stock option arrangements included in the employment agreements were necessary to attract and retain management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

     Pursuant to our 2001 Incentive Compensation Plan, the Committee established ranges for the executive bonus pool based upon performance goals for net income during the calendar year. The bonus pool was to have been funded by earnings generated in excess of the established goals. Our executive officers were entitled to earn up to 100% of their annual base salary to the extent that we exceeded all goals established for 2001. We did not exceed our performance goals for the year; and, therefore, no executive officers were paid bonuses in 2001.

Compensation of President and Chief Executive Officer

     Michael Catalano has served as President and Chief Executive Officer since September 1, 1998 The terms of Mr. Catalano’s employment agreement were approved by the Committee during 1998. We did not pay Mr. Catalano a bonus in 2001.

Respectfully submitted by The Incentive Stock and Compensation Committee:

CAROL R. GOLDBERG, Chair RICHARD M. MASTALER JEFFREY L. MCWATERS

     This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

INCENTIVE STOCK AND COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Incentive Stock and Compensation Committee at any time during the last fiscal year served as an officer of, or was employed by, us. Furthermore, none of our executive officers currently serves as a director or member of the compensation committee of any other entity or any other committee of the Board of Directors of another entity performing similar functions.

PERFORMANCE GRAPH

     The following graph sets forth the total return (stock price plus dividends) on a $100 investment in each of (i) our common stock, (ii) the Wilshire 5000 Index and (iii) the NASDAQ Health Care Services Index, from December 31, 1996 through December 31, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AMERICA SERVICE GROUP INC., THE WILSHIRE 5000 INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

	12/96	12/97	12/98	12/99	12/00	12/01

America Service Group Inc.	$100.00	$146.95	$126.83	$146.34	$253.66	$74.44

Wiltshire 5000	100.00	131.46	162.26	200.48	178.69	159.08

Nasdaq Health Services Index	100.00	102.60	86.98	69.96	96.04	103.82

STOCKHOLDER PROPOSAL FOR ELECTION OF DIRECTORS

     The Board of Directors has nominated the nine nominees listed above to serve as directors until the next annual meeting of stockholders in 2003 or until their successors are elected and qualified. Each of the eight current directors has been nominated for reelection. In addition, Mr. William Stapleton has been nominated for election as a designee of FFC. Each nominee has consented to serve on the Board of Directors until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which we have no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or eliminate the vacancy.

     Mr. Catalano, the President and Chief Executive Officer, has entered into an employment agreement with us that requires, among other things, that the Board, during the term of such employment agreement, take all necessary steps to ensure that Mr. Catalano is slated as a management nominee to the Board of Directors. See “Executive Compensation—Employment Agreements.”

     The Board of Directors recommends a vote “For” each nominee for director.

ADDITIONAL INFORMATION

Proposals for 2003 Meeting

     We anticipate that our 2003 annual meeting will be held during June 2003. Accordingly, any proposal of stockholders that is intended to be presented at our 2003 annual meeting of stockholders must be received at our principal executive offices no later than January 6, 2003 and must comply with all other applicable legal requirements in order to be included in our proxy statement and form of proxy for that meeting. We will have the right to confer upon the persons named in the proxy card for our 2003 annual meeting discretionary authority to vote on any stockholder proposal that is not received at our principal executive offices by March 21, 2003.

Committee and Meetings

     The Board of Directors held eight meetings during the year ended December 31, 2001.

     The Audit Committee, which consists of Messrs. Freeman, Eberle and Ms. Goldberg, held seven meetings during 2001. The functions of the Audit Committee are (i) to recommend the appointment of our independent accountants, (ii) to meet periodically with our management and our independent accountants on matters relating to the annual audit, internal controls, and accounting principles of our financial reporting and (iii) to review potential conflict of interest situations, where appropriate. The Audit Committee has adopted a charter, a copy of which was attached to the proxy statement for our 2001 annual meeting of stockholders. The members of the Audit Committee have been determined to be independent in accordance with the requirements of The Nasdaq Stock Market, Inc.

     The Incentive Stock and Compensation Committee, which consisted of Ms. Goldberg, Mr. Mastaler, Mr. Wright, until he resigned as a result of his acceptance of the office of Vice Chairman for Operations in December, and Mr. McWaters, as successor to Mr. Wright, held three meetings during 2001. The functions of the Incentive Stock and Compensation Committee are (i) to monitor compensation of all management staff, (ii) to review and approve compensation of the Chief Executive Officer and to offer advice and guidance concerning the compensation of other senior management and (iii) to administer our Amended Incentive Stock Plan and the Employee Stock Purchase Plan.

     The Executive and Nominating Committee, which consists of Messrs. Eberle and Freeman, held one meeting during 2001. The function of the Executive and Nominating Committee is to exercise all powers and authority of the Board of Directors in the management of our business and affairs except as may be limited by the Delaware General Corporation Law, and to nominate individuals for election to the Board of Directors. Although the Executive and Nominating Committee has not adopted formal procedures for the submission of stockholders’ recommendations for nominees for Board membership, such recommendations may be made by submitting the names and other pertinent information in writing to: Chairman of the Executive and Nominating Committee, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37207. Any such submissions must be received by us no later than December 31, 2002.

     During 2001, each director attended more than 65% of all meetings of the Board of Directors and the committees on which he or she served.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by law to furnish us copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

     We retained Ernst & Young LLP (“E&Y”) to serve as our independent auditors with respect to the audit of our financial statements for the year ended December 31, 2001. Although we anticipate that we will retain E&Y to audit our financial statements for the year ended December 31, 2002, we reserve the right to undertake a formal bidding process in relation to our engagement of independent auditors. A representative of E&Y will be present at the 2002 annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Audit Fees

     The aggregate fees billed by E&Y for professional services rendered for the audit of our financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2001 were $244,782.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by E&Y or any of its affiliates for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by E&Y or any of its affiliates for professional services rendered to us, other than the fees for services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2001 were $1,249,272. These fees were billed for the following services: strategic initiatives; and tax outsourcing, return and consulting services.

REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is responsible for, among other things, reviewing with E&Y, our independent auditors, the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2001;

•	discussed with E&Y the matters required by Statement of Accounting Standards No. 61, as amended;

•	considered whether the provision of non-audit services by E&Y is compatible with maintaining the independent auditor’s independence; and

•	received from and discussed with E&Y the communications from E&Y required by Independence Standards Board Standard No. 1 regarding E&Y’s independence.

     Based on the review and the discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

     The Audit Committee has adopted a charter, a copy of which was attached to the proxy statement for our 2001 annual meeting of stockholders. The members of the Audit Committee have been determined to be independent in accordance with the requirements of The Nasdaq Stock Market, Inc.

The Audit Committee

DAVID A. FREEMAN, Chair WILLIAM D. EBERLE CAROL R. GOLDBERG

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Our audited financial statements, supplementary financial information, management’s discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2001.

AMERICA SERVICE GROUP INC.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2002

      The undersigned hereby appoints MICHAEL CATALANO and JEAN L. BYASSEE and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, June 12, 2002, at 10:00 a.m., local time, at the offices of America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37207, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be signed, on the other side)

Fold and Detach Here

Please mark your votes as indicated in this example [X]

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS.

1.	To elect nine (9) directors:	Michael Catalano, William D. Eberle, Burton C. Einspruch, M.D., David A. Freeman, Carol R. Goldberg, Jeffrey L. McWaters, Richard M. Mastaler, William C. Stapleton, Richard D. Wright

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

	☐ FOR all nominees (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

2.	In the discretion of the proxies, on any other matter than may properly come before the meeting or any adjournment thereof.

Date: 2002

Signature(s) of Shareholder(s)

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.